Exhibit 31.3

CERTIFICATIONS

I, Ashley Buchanan, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of The Michaels Companies, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 15, 2021	/s/ Ashley Buchanan
Ashley Buchanan
Chief Executive Officer and Director
(Principal Executive Officer)